UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 21, 2008

China Culture Resort Holdings, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-52260
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Room 1819 Mingyong Building, No.60 Xian Road

Shekekou District, Dalian, China 116021, PRC

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+ 86 13909840703

(ISSUER TELEPHONE NUMBER)

Amalgamated Acquisition Corp.

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the U.S. Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On August 21, 2008, the Company’s Board of Directors approved to change the name of the Company from “Amalgamated Acquisition Corp.” to “China Culture Resort Holdings, Inc.”

The name change was also approved by a majority shareholder vote without conducting a shareholders’ meeting as permitted by the Delaware Corporation Act.

The effective date of this amendment will take place as soon as the Company files an amendment to the Company’s Certificate of Incorporation, with the Delaware Secretary of State, and receives a notification from the State of Delaware that such change had been made in the corporate charter of the Company, and is on file with the State of Delaware.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.

1.1

Amendment to the Certificate of Incorporation of the Company to change name to China Culture Resort Holdings, Inc.

1.2

Written Consent by the Shareholders of the Company to change name to China Culture Resort Holdings, Inc.

1.3

Unanimous Written Consent by the Board of Directors of the Company approving name change to China Culture Resort Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA CULTURE RESORT HOLDINGS, INC.

F/K/A Amalgamated Acquisition Corp.

By:	/s/ Wang Xiao Peng
Wang Xiao Peng Chairman and President

Dated: August 21, 2008

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